UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2004

RailAmerica, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-20618	65-0328006
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 Broken Sound Blvd., N.W., Boca Raton, FL		33487
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	561-994-6015

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.06. Material Impairments.

On September 24, 2004, RailAmerica, Inc.’s (the "Company's") Board of Directors approved a plan to dispose of its Esquimalt & Nanaimo Railway located in Nanaimo, British Columbia. This planned disposal will result in an impairment charge, which the Company estimates to be $12-13 million pre-tax, or $7-9 million after-tax, to be taken in the third quarter of 2004. The Company issued a press release on September 30, 2004 announcing the planned disposal of the railroad. A copy of the press release is filed with this Form 8-K as exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is being filed herewith:

Exhibit No. Description
99.1 Press Release, dated September 30, 2004, issued by RailAmerica, Inc. announcing its intent to take an impairment charge in the third quarter relating to its plan to dispose of its Esquimalt & Nanaimo Railway.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RailAmerica, Inc. (Registrant)

September 30, 2004	By:	Michael J. Howe

Name: Michael J. Howe
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Top of the Form

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release, dated September 30, 2004, issued by RailAmerica, Inc. announcing its intent to take an impairment charge in the third quarter relating to its plan to dispose of its Esquimalt & Nanaimo Railway.